Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Second Quarter 2025 Financial Results

CANTON, Mass., (August 7, 2025) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Results Summary:

•
Net product revenue of $100.8 million for the second quarter of 2025, a decrease of $29.5 million compared to net product revenue of $130.2 million for the second quarter of 2024. Net product revenue for the second quarter of 2025 consists of:
o
Net product revenue from Advanced Wound Care products of $92.7 million, a decrease of 25% from the second quarter of 2024.
o
Net product revenue from Surgical & Sports Medicine products of $8.1 million, an increase of 16% from the second quarter of 2024.
•
Net loss of $9.4 million for the second quarter of 2025, compared to a net loss of $17.0 million for the second quarter of 2024, a decrease in net loss of $7.6 million.
•
Adjusted net loss of $7.5 million for the second quarter of 2025, compared to an adjusted net income of $0.2 million for the second quarter of 2024, a decrease in adjusted net income of $7.7 million.
•
Adjusted EBITDA loss of $3.6 million for the second quarter of 2025, compared to Adjusted EBITDA income of $15.6 million for the second quarter of 2024, a decrease in Adjusted EBITDA income of $19.3 million.

“I’m pleased with the team’s performance in the second quarter and our focus on helping customers navigate a disrupted environment; looking ahead, the policy changes expected in 2026 will be a watershed moment for the industry, bringing stability and creating opportunities to serve even more patients,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “We believe we are well-positioned to continue to be a leader in the industry with our comprehensive portfolio, including products from all FDA classifications and offer greater access to PMA products. Additionally, we remain confident in the transformational potential of ReNu for knee OA and look forward to sharing top line data from our second phase three study this September.”

Second Quarter 2025 Financial Results:

	Three Months Ended June 30,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$92,696	$123,237	$(30,541)	(25%)
Surgical & Sports Medicine	8,083	6,997	1,086	16%
Net product revenue	$100,779	$130,234	$(29,455)	(23%)

	Six Months Ended June 30,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$172,623	$227,101	$(54,478)	(24%)
Surgical & Sports Medicine	14,849	13,109	1,740	13%
Net product revenue	$187,472	$240,210	$(52,738)	(22%)

Net product revenue for the second quarter of 2025 was $100.8 million, compared to $130.2 million for the second quarter of 2024, a decrease of $29.5 million, or 23%. The decrease in net product revenue was driven by a decrease of $30.5 million, or 25%, in net product revenue for Advanced Wound Care products partially offset by an increase of $1.1 million, or 16%, in net product revenue for Surgical & Sports Medicine products.

During the second quarter of 2025, the Company received a grant from a governmental agency and recorded $0.2 million in grant income.

Gross profit for the second quarter of 2025 was $73.1 million, or 73% of net product revenue, compared to $101.0 million, or 78% of net product revenue for the second quarter of 2024, a decrease of $27.9 million, or 28%.

Operating expenses for the second quarter of 2025 were $113.6 million compared to $144.1 million for the second quarter of 2024, a decrease of $30.5 million, or 21%. Cost of goods sold was $27.6 million for the second quarter of 2025, compared to $29.2 million for the second quarter of 2024, a decrease of $1.6 million, or 5%. R&D expense was $10.4 million for the second quarter of 2025, compared to $15.6 million for the second quarter of 2024, a decrease of $5.2 million, or 33%. Selling, general and administrative expenses were $73.8 million for the second quarter of 2025, compared to $76.5 million for the second quarter of 2024, a decrease of $2.7 million, or 4%. For the three months ended June 30, 2025 and 2024, the Company recorded impairment and write-down expenses of $1.7 million and $22.8 million, respectively.

Operating loss for the second quarter of 2025 was $12.6 million, compared to an operating loss of $13.9 million for the second quarter of 2024, a decrease in operating loss of $1.3 million.

Total other income (expense), net, for the second quarter of 2025 was $0.7 million income, compared to $(0.6) million expense for the second quarter of 2024, a change of $1.4 million.

Net loss for the second quarter of 2025 was $9.4 million, or $(0.10) per share, compared to a net loss of $17.0 million, or $(0.13) per share, for the second quarter of 2024, a decrease in net loss of $7.7 million, or $0.03 per share.

Adjusted net loss was $(7.5) million for the second quarter of 2025, compared to adjusted net income of $0.2 million for the second quarter of 2024, a change of $7.7 million.

Adjusted EBITDA loss was $(3.6) million for the second quarter of 2025, compared to Adjusted EBITDA income of $15.6 million for the second quarter of 2024, a change of $19.3 million.

Non-GAAP operating loss was $(10.0) million for the second quarter of 2025, compared to non-GAAP operating income of $9.7 million for the second quarter of 2024, a change of $19.7 million.

As of June 30, 2025, the Company had $73.7 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2024.

First Half 2025 Financial Results:

	Six Months Ended June 30,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$172,623	$227,101	$(54,478)	(24%)
Surgical & Sports Medicine	14,849	13,109	1,740	13%
Net product revenue	$187,472	$240,210	$(52,738)	(22%)

Net product revenue for the six months ended June 30, 2025 was $187.5 million, compared to $240.2 million for the six months ended June 30, 2024, a decrease of $52.7 million, or 22%. The decrease in net product revenue was driven by a decrease of $54.5 million, or 24%, in net product revenue for Advanced Wound Care products partially offset by an increase of $1.7 million, or 13%, in net product revenue for Surgical & Sports Medicine products.

Gross profit for the six months ended June 30, 2025 was $136.1 million, or 73% of net product revenue, compared to $182.3 million, or 76% of net product revenue for six months ended June 30, 2024, a decrease of $46.2 million, or 25%.

Operating expenses for the six months ended June 30, 2025 were $227.0 million compared to $258.0 million for the six months ended June 30, 2024, a decrease of $30.9 million, or 12%. Cost of goods sold was $51.4 million for the six months ended June 30, 2025, compared to $57.9 million for the six months ended June 30, 2024, a decrease of $6.5 million, or 11%. R&D expense was $21.0 million for the six months ended June 30, 2025, compared to $28.4 million for the six months ended June 30, 2024, a decrease of $7.4 million, or 26%. Selling, general and administrative expenses were $146.3 million for the six months ended June 30, 2025, compared to $148.9 million for the six months ended June 30, 2024, a decrease of $2.5 million, or 2%. For the six months ended June 30, 2025 and 2024, the Company recorded impairment and write down expenses of $8.3 million and $22.8 million, respectively.

Operating loss for the six months ended June 30, 2025 was $39.3 million, compared to an operating loss of $17.7 million for the six months ended June 30, 2024, an increase in operating loss of $21.6 million.

Total other income (expense), net, for the six months ended June 30, 2025 was $1.7 million income, compared to $(1.1) million expense for the six months ended June 30, 2024, a change of $2.8 million.

Net loss for the six months ended June 30, 2025 was $28.2 million, or $(0.27) per share, compared to a net loss of $19.1 million, or $(0.14) per share, for the six months ended June 30, 2024, an increase in net loss of $9.1 million, or $(0.13) per share.

Adjusted net loss was $20.9 million for the six months ended June 30, 2025, compared to adjusted net loss of $1.2 million for the six months ended June 30, 2024, an increase in adjusted net loss of $19.7 million.

Adjusted EBITDA loss was $(16.2) million for the six months ended June 30, 2025, compared to adjusted EBITDA income of $18.2 million for the six months ended June 30, 2024, a change of $34.4 million.

Non-GAAP operating loss was $(29.3) million for the six months ended June 30, 2025, compared to non-GAAP operating income of $6.8 million for the six months ended June 30, 2024, a change of $36.1 million.

As of June 30, 2025, the Company had $73.7 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2024.

Fiscal Year 2025 Guidance:

For the year ending December 31, 2025 the Company is updating its prior revenue guidance and updating its profitability guidance and expects:

•
Net product revenue between $480.0 million and $510.0 million, representing a year-over-year change in the range of a roughly flat to an increase of 6%, as compared to net product revenue of $482.0 million for the year ended December 31, 2024.
o
The 2025 net product revenue guidance range assumes:
▪
Net product revenue from Advanced Wound Care products between $450.0 million and $475.0 million, a decrease of 1% to an increase of 5% year-over-year as compared to net product revenue of $453.6 million for the year ended December 31, 2024.
▪
Net product revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of 6% to 23% year-over-year as compared to net product revenue of $28.4 million for the year ended December 31, 2024.
•
Net income (loss) between $(6.4) million and $16.4 million and adjusted net income between $5.5 million and $28.3 million.
•
EBITDA between $6.2 million and $37.0 million and Adjusted EBITDA between $31.1 million and $61.9 million.

Second Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on August 7th to discuss the results of the quarter, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference by dialing 800-715-9871 (646-307-1963 for international callers) and providing access code: 634899. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$73,076	$135,571
Restricted cash	659	580
Accounts receivable, net	120,382	109,861
Inventories, net	33,042	26,219
Asset held for sale (Note 6)	5,287	—
Prepaid expenses and other current assets	27,777	13,710
Total current assets	260,223	285,941
Property and equipment, net	75,607	89,128
Intangible assets, net	10,785	12,468
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	35,257	37,110
Deferred tax asset, net	41,754	39,462
Other assets	8,730	5,005
Total assets	$461,128	$497,886
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$1,217	$1,170
Current portion of operating lease obligations - related party	3,755	3,671
Current portion of operating lease obligations	4,796	4,272
Accounts payable	29,723	28,911
Accrued expenses and other current liabilities	26,348	39,453
Total current liabilities	65,839	77,477
Finance lease obligations, net of current portion	98	718
Operating lease obligations, net of current portion - related party	6,385	8,283
Operating lease obligations, net of current portion	24,565	25,198
Other liabilities	3,022	894
Total liabilities	99,909	112,570
Commitments and contingencies (Note 15)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding at June 30, 2025 and December 31, 2024; liquidation preference of $136,694 and $131,387 at June 30, 2025 and December 31, 2024, respectively.	127,977	122,419

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 127,582,084 and 126,458,784 shares issued; 126,853,536 and 125,730,236 shares outstanding at June 30, 2025 and December 31, 2024, respectively.	13	13
Additional paid-in capital	301,574	302,994
Accumulated deficit	(68,345)	(40,110)
Total stockholders’ equity	233,242	262,897
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$461,128	$497,886

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Net product revenue	$100,779	$130,234	$187,472	$240,210
Grant income	226	—	226	—
Total revenue	101,005	130,234	187,698	240,210
Operating expenses:
Cost of goods sold	27,630	29,198	51,353	57,894
Selling, general and administrative	73,810	76,540	146,319	148,862
Research and development	10,395	15,587	21,035	28,397
Write-down to fair value for asset held for sale	1,746	—	8,313	—
Impairment of property and construction	—	18,842	—	18,842
Write-down of capitalized internal-use software costs	—	3,959	—	3,959
Total operating expenses	113,581	144,126	227,020	257,954
Loss from operations	(12,576)	(13,892)	(39,322)	(17,744)
Other income (expense), net:
Interest income (expense), net	669	(620)	1,630	(1,134)
Other income (expense), net	73	(28)	75	(5)
Total other income (expense), net	742	(648)	1,705	(1,139)
Net loss before income taxes	(11,834)	(14,540)	(37,617)	(18,883)
Income tax benefit (expense)	2,442	(2,503)	9,382	(260)
Net loss and comprehensive loss	(9,392)	(17,043)	(28,235)	(19,143)
Accretion of redeemable convertible preferred stock to redemption value	(129)	—	(250)	—
Cumulative dividend on redeemable convertible preferred stock	(2,681)	—	(5,308)	—
Net loss attributable to common stockholders	$(12,202)	$(17,043)	$(33,793)	$(19,143)

Net loss per share:
Basic and diluted	$(0.10)	$(0.13)	$(0.27)	$(0.14)
Weighted-average common shares outstanding
Basic and diluted	126,853,536	132,573,153	126,576,130	132,217,463

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(28,235)	$(19,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,178	6,438
Amortization of intangible assets	1,683	1,735
Reduction in the carrying value of right-of-use assets	4,077	4,364
Non-cash interest expense	139	209
Deferred interest expense	—	213
Deferred tax benefit	(2,292)	(5,689)
Provision recorded for credit losses	3,116	2,032
Loss on disposal of property and equipment	44	434
Adjustment for excess and obsolete inventories	6,093	4,469
Stock-based compensation	5,909	4,975
Write-down to fair value for asset held for sale (Note 6)	8,313	—
Impairment of property and construction (Note 6)	—	18,842
Write-down of capitalized internal-use software costs (Note 6)	—	3,959
Changes in operating assets and liabilities:
Accounts receivable	(13,637)	(25,978)
Inventories	(15,892)	(2,009)
Prepaid expenses and other current assets and other assets	(12,942)	(436)
Operating leases	(4,147)	(5,908)
Accounts payable	1,637	(2,147)
Accrued expenses and other current liabilities	(13,886)	8,162
Other liabilities	34	54
Net cash used in operating activities	(52,808)	(5,424)
Cash flows from investing activities:
Purchases of property and equipment	(7,264)	(4,102)
Net cash used in investing activities	(7,264)	(4,102)
Cash flows from financing activities:
Payments of term loan under the 2021 Credit Agreement	—	(2,813)
Payments of withholding taxes in connection with RSUs vesting	(1,796)	(1,174)
Proceeds from the exercise of stock options	25	180
Principal repayments of finance lease obligations	(573)	(528)
Net cash used in financing activities	(2,344)	(4,335)
Change in cash, cash equivalents and restricted cash	(62,416)	(13,861)
Cash, cash equivalents, and restricted cash, beginning of period	136,151	104,338
Cash, cash equivalents, and restricted cash, end of period	$73,735	$90,477
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$2,744
Cash paid for income taxes	$3,791	$4,796
Supplemental disclosure of non-cash investing and financing activities:
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$5,558	$—
Change in purchases of property and equipment included in accounts payable and accrued expenses	$(38)	$709
Right-of-use assets obtained through operating lease obligations	$1,815	$817

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, adjusted net income (loss), and non-GAAP operating income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net loss excluding: (i) interest (income) expense, net, (ii) income tax (benefit) expense, (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

`	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)
Net loss	$(9,392)	$(17,043)	$(28,235)	$(19,143)
Interest (income) expense, net	(669)	620	(1,630)	1,134
Income tax (benefit) expense	(2,442)	2,503	(9,382)	260
Depreciation and amortization	3,734	3,366	7,178	6,438
Amortization of intangible assets	841	834	1,683	1,735
EBITDA	(7,928)	(9,720)	(30,386)	(9,576)
Stock-based compensation expense	2,542	2,568	5,909	4,975
Write-down to fair value for asset held for sale (1)	1,746	—	8,313	—
Impairment of property and construction (2)	—	18,842	—	18,842
Write-down of capitalized internal-use software costs (3)	—	3,959	—	3,959
Adjusted EBITDA	$(3,640)	$15,649	$(16,164)	$18,200

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(3) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Adjusted Net Income (Loss)

Adjusted net income (loss) is defined as GAAP net loss plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net income (loss), for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)
Net loss	$(9,392)	$(17,043)	$(28,235)	$(19,143)
Amortization of intangible assets	841	834	1,683	1,735
Write-down to fair value for asset held for sale (1)	1,746	—	8,313	—
Impairment of property and construction (2)	—	18,842	—	18,842
Write-down of capitalized internal-use software costs (3)	—	3,959	—	3,959
Tax on above	(698)	(6,381)	(2,699)	(6,625)
Adjusted net income (loss)	$(7,503)	$211	$(20,938)	$(1,232)

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(3) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Non-GAAP Operating Income (Loss)

Non-GAAP operating income (loss) is defined as GAAP loss from operations plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss from operations to non-GAAP operating income (loss), for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)
Loss from operations	$(12,576)	$(13,892)	$(39,322)	$(17,744)
Amortization of intangible assets	841	834	1,683	1,735
Write-down to fair value for asset held for sale (1)	1,746	—	8,313	—
Impairment of property and construction (2)	—	18,842	—	18,842
Write-down of capitalized internal-use software costs (3)	—	3,959	—	3,959
Non-GAAP operating income (loss)	$(9,989)	$9,743	$(29,326)	$6,792

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(3) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Projected EBITDA and Adjusted EBITDA

Amounts reported within the following table are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2025:

	Year Ended December 31,
	2025L	2025H
Net income (loss)	$(6,400)	$16,400
Interest income	(3,600)	(3,600)
Income tax (benefit) expense	(1,700)	6,300
Depreciation and amortization	14,700	14,700
Amortization of intangible assets	3,400	3,400
EBITDA	$6,200	$37,000
Stock-based compensation expense	11,900	11,900
Write-down to fair value for asset held for sale (1)	8,300	8,300
FDA fee	4,600	4,600
Adjusted EBITDA	$31,100	$61,900

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Projected Adjusted Net Income

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2025:

	Year Ending December 31,
	2025L	2025H
Net income (loss)	$(6,400)	$16,400
Amortization of intangible assets	3,400	3,400
Write-down to fair value for asset held for sale (1)	8,300	8,300
FDA fee	4,600	4,600
Tax on above	(4,400)	(4,400)
Adjusted net income	$5,500	$28,300

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2025 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact and uncertainty of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the proposed LCDs and the CMS proposed rule related to reimbursement for skin substitute products that could each take effect as soon as January 1, 2026); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic or the occurrence of another public health emergency and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (12) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2024 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
ICR Healthcare

Mike Piccinino, CFA

OrganoIR@icrinc.com

Press and Media Inquiries:
Organogenesis

communications@organo.com